    As filed with the Securities and Exchange Commission on October 12, 2001

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________

                            IMPCO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                             ______________________

          Delaware                                         91-1039211
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                               16804 Gridley Place
                           Cerritos, California 90703
              (Address of registrant's principal executive offices)


                        2000 Incentive Stock Option Plan
                            (Full title of the plan)

                               Robert M. Stemmler
                      President and Chief Executive Officer
                               16804 Gridley Place
                           Cerritos, California 90703
                                 (562) 860-6666
 (Name, address and telephone number, including area code, of agent for service)

                              With a copy sent to:

                             Jonathan F. Atzen, Esq.
                             Craig S. Mordock, Esq.
                             Morrison & Foerster LLP
                              555 West Fifth Street
                       Los Angeles, California 90013-1024
                                 (213) 892-5200

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum       Proposed Maximum
     Title of Securities         Amount to be       Offering Price Per     Aggregate Offering         Amount of
       to be Registered         Registered (1)          Share (2)               Price (2)       Registration Fee (4)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       500,000             $14.005(3)            $7,002,500(3)          $1,750.625
per share
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

(3) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, based upon an average of the high and low prices of the Registrant's common stock reported on the Nasdaq National Market on October 5, 2001.

(4) Pursuant to Rule 457(p) under the Securities Act, the registration fee of $1,750.625 is offset by the filing fee of $12,500 previously paid in connection with the filing of the Registrant's Registration Statement on Form S-3 (No. 333-63726), initially filed on June 25, 2001 and subsequently withdrawn.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report covered in (a) above.

         (c) The description of the Common Stock of the Registrant, $.001 par value per share ("Common Stock"), contained in Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as our company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Article VI of our Amended and Restated Bylaws provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law in connection with proceedings with which any such person is involved by virtue of his or her status as an officer or director. In addition, we maintains directors' and officers' liability insurance.

         Our Certificate of Incorporation eliminates the liability of each of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     5.1      Opinion of Morrison & Foerster LLP

     10.1 IMPCO Technologies, Inc., 2000 Incentive Stock Option Plan (Incorporated by reference to Appendix A of the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on August 28, 2000.

     23.1     Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1)

     23.2     Consent of Ernst & Young LLP, independent auditors

     24.1 Power of Attorney (included on signature page of this Registration Statement)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus required by section 10
(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cerritos, State of California, on October 12, 2001.

                                      IMPCO Technologies, Inc.

                                      By  /s/ Robert M. Stemmler
                                          -------------------------------
                                          Robert M. Stemmler
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Robert M. Stemmler and William B. Olson, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 in connection with the offering of common stock by IMPCO Technologies, Inc. and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys- in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the following persons in the capacities and on the dates indicated.

Name and Signatures                                              Title                                 Date
-------------------                                              -----                                 ----
/s/ Robert M. Stemmler                        Chief Executive Officer and Chairman of the         October 12, 2001
--------------------------                     Board of Directors (Principal Executive
                                                                Officer)
Robert M. Stemmler

/s/ William B. Olson                             Chief Financial Officer and Treasurer            October 12, 2001
--------------------------                          (Principal Financial Officer)
William B. Olson

/s/ Timothy S. Stone                           Corporate Controller (Principal Accounting         October 12, 2001
--------------------------                                     Officer)
Timothy S. Stone

/s/ Norman L. Bryan                                            Director                           October 12, 2001
--------------------------
Norman L. Bryan

/s/ Paul Mlotok                                                Director                           October 12, 2001
--------------------------
Paul Mlotok

/s/ J. David Power III                                         Director                           October 12, 2001
--------------------------
J. David Power III

/s/ Don J. Simplot                                             Director                           October 12, 2001
--------------------------
Don J. Simplot

                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------

     5.1      Opinion of Morrison & Foerster LLP

     10.1 IMPCO Technologies, Inc., 2000 Incentive Stock Option Plan (Incorporated by reference to Appendix A of the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on August 28, 2000.

     23.1     Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1)

     23.2     Consent of Ernst & Young LLP, independent auditors

     24.1 Power of Attorney (included on signature page of this Registration Statement)

                                       7